UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Corporate Circle, P.O. Box 15098, Albany, NY	12212
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (518) 512-2000
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below) :
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On June 3, 2011, Albany Molecular Research, Inc. (the “Company”) entered into an amended and restated credit agreement with Bank of America, N.A. as administrative agent and L/C issuer (“BoA”), AMRI Rensselaer, Inc., AMRI Bothell Research Center, Inc. and AMRI Burlington, Inc. as guarantors, and the other lenders party thereto (the “A&R Credit Agreement”).  The A&R Credit Agreement provides for a one-year $19.0 million secured credit facility consisting of a $12.0 million revolving credit facility and a $7.0 million term loan, each bearing an interest rate of (at the Company’s election) BoA’s Prime Rate plus 2.75% per annum or LIBOR plus 3.75% per annum. The A&R Credit Agreement amends and restates an existing credit agreement entered into on February 12, 2003 by and among the Company, BoA (then known as Fleet National Bank), and the other lenders party thereto, and as amended on August 10, 2004, June 30, 2005, February 23, 2006, February 1, 2007, June 26, 2008, and November 5, 2010.  The A&R Credit Agreement includes customary representations, warranties, covenants, and events of default provisions which may accelerate the Company’s payment obligations under the A&R Credit Agreement. The forgoing summary of the A&R Credit Agreement does not purport to be complete.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 1, 2011.  At the Annual Meeting, the Company’s stockholders (1) elected Gabriel Leung, Arthur J. Roth and Una S. Ryan, Ph.D. O.B.E. to serve as Class I directors until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal, (2) approved an amendment to the Company’s 1998 Employee Stock Purchase Plan; (3) approved an amendment to the Company’s 2008 Stock Option and Incentive Plan; (4) ratified the Company’s selection of KPMG LLP as its independent registered public accounting firm for the 2011 fiscal year; (5) approved the compensation of the Company’s named executive officers through an advisory vote; and (6) approved the frequency of the shareholder vote to approve the compensation of the Company’s named executive officers through an advisory vote.

Proxies for the 2011 Annual Meeting were solicited by the Company’s Board of Directors pursuant to Section 14(a) of the Securities Exchange Act, and there were no solicitations in opposition to the Board’s solicitation. There were 30,312,444 shares of the Company’s common stock entitled to vote at the Annual Meeting and a total of 27,664,824 shares of common stock were represented at the Annual Meeting in person or by proxy.  The final voting results, consisting of the number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon, are set forth below.

Proposal 1.  Election of Directors

Based on the proxies previously submitted and any ballots received at the Annual Meeting, all of the nominated Class I directors that stood for reelection were elected to the Board of Directors and will serve as directors until the 2014 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal.  Below is the tabulation for each nominee:

Director Nominee	For	Withheld	Broker Non- Vote
Gabriel Leung	22,684,926	366,598	4,613,300
Arthur J. Roth	19,546,779	3,504,745	4,613,300
Una S. Ryan, Ph.D. O.B.E.	22,673,496	378,028	4,613,300

Proposal 2. Approval of Amendment to 1998 Employee Stock Purchase Plan

The amendment to the Company’s 1998 Employee Stock Purchase Plan was approved.  The results of the voting included 22,701,639 votes for, 322,589 votes against, 27,296 votes abstained and 4,613,300 broker non- votes.

Proposal 3. Approval of Amendment to 2008 Stock Option and Incentive Plan

The amendment to the Company’s 2008 Stock Option and Incentive Plan was approved.  The results of the voting included 19,384,003 votes for, 3,637,786 votes against, 29,735 votes abstained and 4,613,300 broker non- votes.

Proposal 4. Ratification of Selection of Independent Auditors

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year was ratified.  The results of the voting included 27,533,212 votes for, 122,068 votes against, and 9,544 votes abstained.

Proposal 5. Advisory Vote Regarding Compensation of the Company’s Named Executive Officers

The compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation table and narrative discussion, was approved in an advisory vote.  The results of the voting included 22,451,622 votes for, 536,439 votes against, 63,423 votes abstained and 4,613,300 broker non- votes.

Proposal 6. Advisory Vote Regarding Frequency of the Non-Binding Shareholder Vote to Approve the Compensation of Named Executive Officers

The proposal for every “1 year” for the advisory shareholder vote to approve the compensation of the Company’s named executive officers was approved in an advisory vote.  The results of the voting included 21,680,828 votes for every “1 year,” 120,056 votes for every “2 years,” 1,218,296 votes for every “3 years,” 32,344 votes abstained and 4,613,300 broker non-votes.  In light of the voting results with respect to the frequency of future shareholder advisory vote on executive compensation, the Company has determined that advisory votes on executive compensation will be submitted to shareholders on an annual basis until the next advisory vote on the frequency of shareholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2011	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Mark T. Frost
Name: Mark T. Frost
Title: Senior Vice President, Administration,
Chief Financial Officer and Treasurer